SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

               VIRGINIA                                  56-1641133
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                       911 EAST LEIGH STREET, SUITE G-19
                            RICHMOND, VIRGINIA 23219
                    (Address of principal executive offices)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                             Name of Each Exchange on Which Each
Title of Each Class to be so Registered           Class is to be Registered

                 N/A                                          N/A

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                      Common Stock, no par value per share
                                (Title of class)

                  Warrants to Purchase Shares of Common Stock
                                (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Common Stock and the Warrants to be registered hereunder is contained in the section entitled "Description of Securities" of the Prospectus included in the Registrant's Registration Statement on Form SB-2, No. 333-31731 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on July 21, 1997, as amended to date. The section containing these descriptions is incorporated herein by reference.

ITEM 2.     EXHIBITS.

The following exhibits are filed as a part of this registration statement:

Exhibit Number              Description of the Exhibit

      3.1                Amended and Restated Articles of Incorporation of
                         Registrant (1)
      3.2                Amended and Restated Bylaws of Registrant (2)
      4.1                Form of Common Stock Certificate (3)
      4.2                Form of Subordinated Convertible Note (4)
      4.3                Form of Underwriter's Warrant (5)
      4.4                Form of Management Warrant (6)
     10.2 Warrant Agreement between the Registrant and the Underwriter relating to Offering (7)
     10.3                Warrant Agreement between the Registrant and
                         Richard J. Freer (8)
     10.4                Warrant Agreement between the Registrant and
                         Thomas R. Reynolds (9)
     10.5                Warrant Agreement between the Registrant and
                         Gregory A. Buck (10)
     10.6                Warrant Agreement between the Registrant and
                         Robert B. Harris (11)

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(3) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(4) Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(5) Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(6) Incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(7) Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(8) Incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(9) Incorporated by reference to Exhibit 10.4 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(10) Incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).
(11) Incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (333-31731).

                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                             By:            /s/ Robert B. Harris, Ph.D.
                                          ------------------------------
                                          Robert B. Harris, Ph.D.
                                          President


Dated: October 7, 1997